UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2012

Maxygen, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-28401	77-0449487
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

411 Borel Avenue, Suite 616

San Mateo, CA 94402

(Address of Principal Executive Offices)

(650) 241-2292

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On August 7, 2012, Maxygen, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2012. A copy of the press release announcing these financial results and certain other information is attached as Exhibit 99.1 to this report.

Item 8.01	Other Events.

On August 7, 2012, the Company announced a cash distribution of $3.60 per share of its common stock. The cash distribution will be payable on September 6, 2012 to all stockholders of record at the close of business on August 21, 2012, subject to a due bill process for trades occurring between the record date and the ex-dividend date for the distribution. The Company expects NASDAQ to set the ex-dividend date for the distribution as September 7, 2012. Additional information regarding the distribution is included in the press release referenced in Item 2.02 above and attached as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated August 7, 2012, titled “Maxygen Announces Second Quarter 2012 Financial Results and Business Update.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXYGEN, INC.
(Registrant)
Date: August 7, 2012
/s/ James R. Sulat
(Signature)
Name: James R. Sulat
Title: Chief Executive Officer